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
CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

EXCLUDING INTEREST ON DEPOSITS:                     1995          1994          1993          1992          1991
                                                   -------       -------       -------       -------       -------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) ..................     4,110         5,906         6,324         5,826         5,973
     INTEREST FACTOR IN RENT EXPENSE ...........       140           143           147           162           171
     DIVIDENDS--PREFERRED STOCK ................       553           505 (A)       465           416           271 (A)
                                                   -------       -------       -------       -------       -------
        TOTAL FIXED CHARGES ....................     4,803         6,554         6,936         6,404         6,415

INCOME:
     NET INCOME(LOSS) ..........................     3,464         3,422 (B)     1,919 (C)       722          (914)(D)
     INCOME TAXES ..............................     2,121         1,189           941           696           677
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) .......................     4,250         6,049         6,471         5,988         6,144
                                                   -------       -------       -------       -------       -------
        TOTAL INCOME ...........................     9,835        10,660         9,331         7,406         5,907
                                                   =======       =======       =======       =======       =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS ............      2.05          1.63          1.35          1.16          0.92(E)
                                                   =======       =======       =======       =======       =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE ..........................    13,012        14,902        16,121        16,327        17,089
     INTEREST FACTOR IN RENT EXPENSE ...........       140           143           147           162           171
     DIVIDENDS--PREFERRED STOCK ................       553           505 (A)       465           416           271 (A)
                                                   -------       -------       -------       -------       -------
        TOTAL FIXED CHARGES ....................    13,705        15,550        16,733        16,905        17,531

INCOME:
     NET INCOME(LOSS) ..........................     3,464         3,422 (B)     1,919 (C)       722          (914)(D)
     INCOME TAXES ..............................     2,121         1,189           941           696           677
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) .......................    13,152        15,045        16,268        16,489        17,260
                                                   -------       -------       -------       -------       -------
        TOTAL INCOME ...........................    18,737        19,656        19,128        17,907        17,023
                                                   =======       =======       =======       =======       =======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS ............      1.37          1.26          1.14          1.06          0.97(E)
                                                   =======       =======       =======       =======       =======
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(A)       CALCULATED  ON A BASIS OF AN ASSUMED  TAX RATE OF 29% AND 34% FOR 1994
          AND 1991, RESPECTIVELY.
(B)       NET  INCOME  FOR  THE  YEAR  ENDED  DECEMBER  31,  1994  EXCLUDES  THE
          CUMULATIVE  EFFECT  OF  ADOPTING  STATEMENT  OF  FINANCIAL  ACCOUNTING
          STANDARDS  No.  112,   "EMPLOYERS'   ACCOUNTING   FOR   POSTEMPLOYMENT
          BENEFITS", OF $(56) MILLION.
(C)       NET  INCOME  FOR  THE  YEAR  ENDED  DECEMBER  31,  1993  EXCLUDES  THE
          CUMULATIVE  EFFECT  OF  ADOPTING  STATEMENT  OF  FINANCIAL  ACCOUNTING
          STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D)       NET LOSS FOR THE YEAR ENDED  DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE
          EFFECT OF ACCOUNTING  CHANGE FOR VENTURE  CAPITAL  INVESTMENTS OF $457
          MILLION.

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(E)       EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER
          FIXED CHARGES BY THE AMOUNT OF $508 MILLION.